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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 14, 2000

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                               Initial Depositor
             (Exact name of registrant as specified in its charter)

                          B2B Internet HOLDRS(SM) Trust
                     (Issuer with respect to the receipts)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                   333-96063
                           (Commission File Number)

                                  13-5674085
                     (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
             (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)



                               Page 1 of 5 pages.
                      The Exhibit Index appears at Page 4.
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Item 5.   Other Events

          On February 14, 2000, Healtheon/WebMD announced the acquisition of CareInsite, Inc. This transaction is subject to regulatory approval and customary closing conditions.

          On March 1, 2000, Chemdex Corporation changed its name to Ventro Corporation.

          On May 11, 2000, Pegasus Systems, Inc. changed its name to Pegasus Solutions, Inc.

          In March 2000, SBC Communications, Inc. completed its acquisition of Sterling Commerce, Inc. As a result, shares of common stock of Sterling are no longer represented in the B2B Internet HOLDRS.

          In April 2000, Kana Communications, Inc. completed its acquisition of Silknet Software, Inc. As a result, shares of common stock of Silknet are no longer represented in the B2B Internet HOLDRS.

          In June 2000, Peregrine Systems Inc. completed its acquisition of Harbinger Corporation. As a result, shares of common stock of Harbinger are no longer represented in the B2B Internet HOLDRS.

          The share amounts set forth in Exhibit 99 below reflect all previous stock splits. The stock prices in the tables set forth in Annex A of the base prospectus will not be adjusted to account for the stock splits.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

               (99) B2B Internet HOLDRS(SM) Trust Prospectus Supplement dated
                    June 30, 2000 to Prospectus dated February 23, 2000.

                                       2
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERRILL LYNCH, PIERCE, FENNER &
                                    SMITH INCORPORATED



Date:  June 30, 2000                By:   /s/ STEPHEN G. BODURTHA
                                          -----------------------
                                    Name:   Stephen G. Bodurtha
                                    Title:   Attorney-in-Fact

                                       3
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                                 EXHIBIT INDEX

Number and Description of Exhibit                  Sequential
---------------------------------                  Page Number
                                                   -----------

(99) B2BInternet HOLDRS(SM) Trust Prospectus       Pg. 5
Supplement dated June 30, 2000 to
Prospectus dated February 23, 2000.

                                       4